Exhibit 32

CERTIFICATION

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), K. Paul Singh, the Chief Executive Officer of Primus Telecommunications Group, Incorporated (the “Company”), and
Neil L. Hazard, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.     The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2004, to which this Certification is attached as Exhibit 32 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.     The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: August 9, 2004

/s/ K. PAUL SINGH	/s/ NEIL L. HAZARD
K. Paul Singh	Neil L. Hazard Executive
Chairman, President and Chief Executive Officer (Principal Executive Officer) and Director	Vice President, Chief Operating Officer, and Chief Financial Officer (Principal Financial Officer)